UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

January 24, 2022

Date of Report (Date of Earliest event reported)

SHARING SERVICES GLOBAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55997	30-0869786
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Coit Road, Suite 290, Plano, Texas 75075
(Address of principal executive offices)

Registrant’s telephone number, including area code:	469-304-9400

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange in which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (/Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 24, 2022, the Company and DSS, Inc. (“DSS”) who, together with its subsidiaries, is currently a majority shareholder of the Company, entered into a one-year Business Consulting Agreement (the “Consulting Agreement”) pursuant to which DSS will provide to the Company certain consulting services, as defined in the Consulting Agreement. The Consulting Agreement may be terminated by either party on 60 days’ written notice.

Pursuant to the Consulting Agreement, the Company agreed to pay DSS sixty thousand dollars ($60,000) a month and issue a warrant exercisable for fifty million (50,000,000) shares of Class A common stock (“Service Warrants”). The Service Warrants are exercisable at any time on or before January 24, 2027, at an exercise price of $0.0001 per share. Notwithstanding the foregoing, the Service Warrants would terminate and be of no further legal force or effect if, prior to their exercise, the Consulting Agreement is terminated by the Company for cause.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Business Consulting Agreement dated January 24, 2022 by and between Sharing Services Global Corporation and DSS, Inc.

4.1	Form of Common Stock Warrant

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2022	SHARING SERVICES GLOBAL CORPORATION

	By:	/s/ John Thatch
	Name:	John Thatch
	Title:	Chief Executive Officer and Vice Chairman of the Board of Directors

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